Exhibit 23(a)





                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Crestar Financial Corporation:


      We consent to the use of our report incorporated herein by refer-ence and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to changes in accounting for postretirement benefits other than pensions and for income taxes.

                                    /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
October 3, 1994